Exhibit 10.2

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

TRANSITION AND SEPARATION AGREEMENT AND
GENERAL RELEASE

This Transition and Separation Agreement and General Release (this “Agreement”) agreed to by and between Agile Therapeutics, Inc. (the “Company”) and Jason Butch (“you”), dated as of August 16, 2023, sets forth the terms of the transition of your role and your ultimate separation of employment with the Company.  You and the Company are parties to this Agreement and are collectively referred to herein as the “Parties.”  If you understand and agree with these terms, please sign in the space provided below.  If you and the Company sign below, this will be a legally binding document representing the entire agreement between you and the Company regarding the subjects it covers.

WHEREAS, you currently serve as the Chief Accounting Officer of the Company and your employment is currently governed by the terms of that certain employment offer letter agreement, by and between you and the Company, dated as of May 28, 2020 (the “Employment Agreement”), and that certain Change in Control Severance Agreement by and between you and the Company, dated as of August 14, 2020 (the “CIC Agreement”); and

WHEREAS, you and the Company have agreed to transition your role, as of June 23, 2023 (the “Transition Date”), and terminate your employment as of August 15, 2023 (the “Expected Termination Date”), in each case in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and mutual promises and agreements contained herein, together with other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

1.Transition Period; Termination of Employment.
(a)You and the Company agree that, during the period commencing on the Transition Date until the Termination Date (the “Transition Period”), you will use your best efforts to fulfill your duties and responsibilities as Chief Accounting Officer of the Company in accordance with this Agreement.  During the Transition Period, as requested by the Company, you shall also use your best efforts to transition your role to your successor, as designated by the Company and perform such other duties as designated by the Company, consistent with your role and the transition of your role.  During the Transition Period, you will continue to serve the Company faithfully, conscientiously and to the best of your ability.
(b)This Agreement will supersede and replace the Employment Agreement and the CIC Agreement, and following the effectiveness of this Agreement, in consideration for entering into this Agreement, the Employment Agreement and the CIC Agreement shall be of no further force or effect.

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

(c)Your last day of work with the Company is expected to be the Expected Termination Date; provided that you or the Company may provide 30 days advanced written notice to terminate your employment earlier than the Expected Termination Date (in which case the Consideration set forth in Section 3 will not become payable); provided further based on mutual agreement, you and the Company may extend the Transition Period beyond the Expected Termination Date; provided further that if the Company terminates your employment for Reasonable Cause (as defined in the CIC Agreement), such termination will be effective immediately.  For the purposes of this Agreement, the “Termination Date” will be the date that your employment with the Company and its affiliates actually terminates.  As of the Termination Date, any position or office you hold with the Company and its affiliates, including as an officer or director of the Company or any of its affiliates will end.  The Company will have no obligation to hire or re-employ you in the future.
2.Compensation during Transition Period.  The Company will continue to pay your base salary as in effect on the Transition Date, less applicable federal, state and local tax deductions, through the Termination Date, in accordance with the Company’s normal payroll practices.  Through the Termination Date, you shall also remain eligible to participate in the same broad-based employee benefit plans and programs as in effect on the Transition Date, subject to the terms and conditions of such employee benefit plans and programs.
3.Consideration.  Contingent on (i) your signing and not revoking this Agreement, (ii) your continued compliance with the terms of this Agreement and the Covenant Agreement (as defined below), (iii) your continued employment in good standing through the Expected Termination Date and, if mutually agreed and applicable, a later Termination Date, and (iv) your signing and not revoking the Reaffirmation Agreement attached as Attachment [A] hereto and comply with its terms, you will be entitled to receive the following:
(a)the Company will continue to pay your base salary as in effect on the Termination Date, less applicable federal, state and local tax deductions, through the six (6)-month anniversary of the Termination Date, in accordance with the Company’s normal payroll practices; provided that the first payment will be made on the first payroll date that is administratively practicable after the Effective Date (as defined below) (and within 60 days after the Termination Date) and will include unpaid installments for the period from the Termination Date to the first payment date; provided, further, that after the first payment, and further provided you are not in breach of this Agreement, in the event any periodic payments set forth in this Section 3(a) are late by more than 5 business days, the Company agrees (i) to pay a late fee in the amount of $500 for each and every late periodic payment and (ii) that if any agreed upon payments are not made, and a judgement is entered in respect of the unpaid amount, the amount due to you by the Company will be increased by a 10% penalty and reasonable costs and attorney fees reasonably incurred in seeking such judgement;
(b)provided you timely elect COBRA continuation medical coverage, the Company shall reimburse you, or directly pay to the plan administrator of the Company’s fully insured group health plan, a portion of your premium, in an amount not to exceed the amount that the Company was paying on behalf of you and your eligible dependents prior

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

to the Effective Date, for the period starting on the Termination Date and ending on the six (6)-month anniversary of the Termination Date or such earlier date when you become eligible to participate in a subsequent employer’s medical plan; provided that if you become eligible to participate in a subsequent employer’s medical plan, you will notify the Company within five (5) days of such eligibility; and
(c)the vested portion of your options, as set forth in Attachment [B] will be exercisable until the 90th day following the Termination Date.  Any such vested portion of your options that is not exercised on or before the 90th day following the Termination Date, shall be forfeited upon the expiration of the post-termination exercise period.  The portion of your options that are not exercisable as of the Termination Date shall be forfeited on the Termination Date.  The award agreements governing your stock options are hereby amended to reflect this change.
4.Return of Company Property.  You agree that by the Termination Date or date as agreed to with the Company, you will return to the Company all Company property, including all papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, and other materials, including copies and in whatever form, relating to the business of the Company that you possess or created as a result of your employment with the Company, whether or not confidential, and all keys, equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, company identification, company vehicles and any other property owned by the Company in your possession or control and have left intact all electronic documents of the Company, including, but not limited to, those that you developed or helped to develop during your employment. You will be provided a computer for your personal that you may keep after the Termination Date. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company’s name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.  To the extent you have any Company information or material stored on any personal device, personal computer, personal email, hard drive, thumb drive, cloud or other electronic storage device, you agree to cooperate with the Company in permanently deleting such information from such devices, subject to any Company litigation preservation directive then in effect.
5.Mutual Release of Claims.  In exchange for the payments described in the Consideration clause and the Company’s willingness to enter into this Agreement, you hereby waive all claims available under federal, state or local law against the Company and all of its divisions, subsidiaries, affiliates, related entities, and their predecessors, successors and affiliates, and all of their past and present directors, officers, employees, shareholders, benefit plans, insurers, attorneys and agents (“Releasees”) of whatever nature, whether known or unknown, which exist or may exist on your behalf against Releasees, including but not limited to any and all claims arising out of your employment with the Company or the termination of that employment, including but not limited to all claims arising under the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1991, the Employee Retirement Income Security Act, the Equal Pay Act, the Genetic Information Non-Discrimination Act, the Family and Medical Leave Act, Section 1981 of U.S.C, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey State Wage and Hour

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

Law, the New Jersey Equal Pay Act, the New Jersey Family Leave Act, the New Jersey Constitution, the New Jersey Security and Financial Empowerment Act, New Jersey common law, as well as wrongful termination claims, breach of contract claims, discrimination claims, harassment claims, retaliation claims, whistleblower claims, defamation or other tort claims, contract claims, equitable claims, breach of fiduciary duty claims, public policy claims, statutory claims, personal injury claims, emotional distress claims, invasion of privacy claims, fraud claims, quantum meruit claims, and claims for attorneys’ fees and costs (collectively, the “Claims”).  You understand that the identification of specific statutes in this paragraph is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner,

Notwithstanding the foregoing, you are not waiving your right to vested benefits under the written terms of the Company’s employee pension benefit plans, claims for unemployment or workers’ compensation benefits, or claims that are not otherwise waivable under applicable law including without limitation your right to challenge the validity of the release under the ADEA.

You agree and represent that as of the Effective Date of this Agreement, you have not filed any claims, charges, or lawsuits against the Releasees in any court, tribunal, or agency.

In consideration for your promises in this Agreement, the Company agrees to release, waive, and forever discharge you from any and all claims, causes of action, damages, demands, and any other liability or claims that the Company has or had against you, except as provided in this Agreement.

The Company is not waiving, releasing or discharging any claims, any causes of action, or damages for conduct or behavior by you that is illegal, would constitute a criminal offense or are based on willful misconduct; your unauthorized use, publication, or disclosure of any Company confidential and proprietary information;  your breach of any of your obligations under this Agreement; and any claims and causes of action that, as a matter of law, cannot be waived, released, and discharged.

6.Medicare Disclaimer.  You represent that you are not a Medicare Beneficiary as of the time you enter into this Agreement.
7.Limit on Disclosures.  You shall not disclose or cause to be disclosed the terms of this Agreement to any person (other than your spouse or domestic/civil union partner, attorney and tax advisor), except pursuant to a lawful subpoena, as set forth in the Reports to Government Entities clause below or as otherwise permitted by law.  This provision is not intended to restrict your legal right to discuss the terms and conditions of your employment.  You represent and agree that you have not made any claims or allegations of sex discrimination, gender discrimination, retaliation, or sexual harassment against the Company.
8.Confidential Information.  “Confidential Information” means data, trade secrets, know-how, and other information relating to the Company’s business and not generally available to the public, which was disclosed to you or with which you became familiar during your term of employment with the Company.  Confidential Information includes information relating to the Company’s business practices and prospective business interests, products, processes, equipment, manufacturing operations, marketing programs, research, product development, regulatory interactions with government agencies, clinical trial information and related data.  Following the Termination Date, unless you receive the Company’s written consent, you will not disclose, use, disseminate, lecture upon, or publish

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

any part of the Company’s Confidential Information, whether or not developed by you.  Also, you will have the same obligations with respect to the secret or confidential information of any other company or individual, to which you gained access in connection with your employment with the Company.
9.Reports to Government Entities.  Nothing in this Agreement, including the Limit on Disclosures, Confidential Information or Release of Claims clauses hereof, restricts or prohibits you from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation.  However, to the maximum extent permitted by law, you are waiving your right to receive any individual monetary relief from the Company or any others covered by the Release of Claims resulting from such claims or conduct, regardless of whether you or another party has filed them, and in the event you obtain such monetary relief the Company will be entitled to an offset for the payments made pursuant to this Agreement.  This Agreement does not limit your right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law.  You do not need the prior authorization of the Company to engage in conduct protected by this paragraph, and you do not need to notify the Company that you have engaged in such conduct.

Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

10.Non-Admission of Liability.  Nothing in this Agreement is an admission of any wrongdoing, liability or unlawful activity by you or by the Company.
11.No Other Amounts Due.  You acknowledge that the Company has paid you all wages, salaries, bonuses, benefits and other amounts earned and accrued, less applicable deductions, and that the Company has no obligation to pay any additional amounts other than the payment(s) described in the Consideration clause of this Agreement.  You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you.
12.Non-Disparagement.  You agree that you shall not make, publish, post or otherwise disseminate any negative or disparaging statements or comments about the Company’s business, technologies, market position, employment policies and practices, employees (past and present), operations, products or services, either as fact or opinion.

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

13.Cooperation.  You agree that upon the Company’s reasonable notice to you, you shall cooperate with the Company and its counsel (including, if necessary, preparation for and appearance at depositions, hearings, trials or other proceedings) with regard to matters that relate to or arise out of matters you have knowledge about or have been involved with during your employment with the Company.  In the event that such cooperation is required, you will be reimbursed for any reasonable travel expenses incurred in connection therewith.
14.Acknowledgement of Voluntariness and Time to Review and Revoke.  You acknowledge that:
●	you read this Agreement and you understand it;
●	you are signing this Agreement voluntarily in order to release your claims against the Company in exchange for consideration that is greater than you would otherwise have received;
●	you are signing this Agreement after the date of your separation from the Company and you were offered at least 45 days to consider your choice to sign this Agreement;
●	the Company advises you to consult with an attorney;
●	you agree that changes to this Agreement before its execution, whether material or immaterial, do not restart your time to review this Agreement;
●	you are not waiving any rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621 et seq.) that may arise after the date this Agreement is executed;
●	you have received a listing of the ages and job titles of persons in the Decisional Unit, described in Attachment C, who are selected for termination and eligible for severance pay and benefits (Attachment C-1), and who are not selected for termination and not eligible for severance pay and benefits (Attachment C-2); and
●	you know that you can revoke this Agreement within 7 days of signing it and that this Agreement does not become effective until that 7-day period has passed (the “Effective Date”). To be effective, your revocation under this paragraph must be emailed return receipt requested within the 7-day period to Jessica Gagliardi, Senior Director, Human Resources, jgagliardi@agiletherapeutics.com.
15.Successors and Assigns.  It is expressly understood and agreed by the Parties that this Agreement and all of its terms shall be binding upon each Parties’ representatives, heirs, executors, administrators, successors and assigns.
16.Drafting.  The Parties agree that this Agreement shall be construed without regard to the drafter of the same and shall be construed as though each party to this Agreement participated equally in the preparation and drafting of this Agreement.
17.Attorneys’ Fees.  In the event that any party to this Agreement asserts a claim for breach of this Agreement or seeks to enforce its terms, the prevailing party in any such proceeding shall be entitled to recover costs and reasonable attorneys’ fees.
18.Execution of Additional Documents.  The Parties agree to execute such other, further, and different documents as reasonably may be required to effectuate this Agreement.

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

19.Headings.  The headings in each paragraph herein are for convenience of reference only and shall be of no legal effect in the interpretation of the terms hereof.
20.Integration.  This Agreement constitutes a single, integrated, written contract, expressing the entire agreement between the Parties.  It supersedes all prior agreements between the Parties, including, but not limited to the Employment Agreement and the CIC Agreement, but does not supersede any agreement you have entered into that provides for a restriction on trade secrets, Confidential Information, competition with the Company or solicitation of the Company’s current or prospective customers, employees, suppliers, vendors, consultants or contractors, including that certain Employee Non-Disclosure and Invention Assignment Agreement, dated May 29, 2020 (the “Covenant Agreement”), which remains effective and enforceable pursuant to the terms of the agreement applicable to such restriction.  The Parties represent and warrant that they are not relying on any promises or representations that do not appear written herein.  The Parties further understand and agree that this Agreement can be amended or modified only by a written agreement, signed by all of the Parties hereto.
21.Severability.  If any provision in this Agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce the remaining provisions to the extent permitted by law.
22.Counterparts.  This Agreement may be executed in separate counterparts and each such counterpart shall be deemed an original with the same effect as if all Parties had signed the same document.
23.Governing Law.  This Agreement shall be construed, performed, enforced and in all respects governed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflicts of law thereof.
24.Authority to Enter Into Agreement.  Each party represents and warrants that, as of the date of the execution of this Agreement, he or it has the right and authority to execute this Agreement, and he or it has not sold, assigned, transferred, conveyed, or otherwise disposed of any claims or demands relating to any right surrendered by virtue of this Agreement.  Each party further represents and warrants that he or it has had the opportunity to consult and has consulted legal counsel in connection with the execution of this Agreement.  Each of the Parties and his or its signatory represents that the signatory is either a party or a business representative or assignee of, and is fully authorized to execute this Agreement on behalf of, the party for whom he or she signs.
25.Application of Section 409A of the Internal Revenue Code.  This Agreement is intended to comply with section 409A of the Internal Revenue Code and the regulations issued thereunder (“Section 409A”), including the six-month delay for certain key employees if applicable, or an exemption.  Severance benefits under this Agreement are intended to be exempt from Section 409A under the “short-term deferral” exception, to the maximum extent applicable, and then under the “separation pay” exception, to the maximum extent applicable.  All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A.  For purposes of Section 409A, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments and each payment shall be treated as a separate payment.  With respect to payments that

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

are subject to Section 409A, in no event may you, directly or indirectly, designate the calendar year of a payment, and if a payment that is subject to execution of this Agreement could be made in more than one taxable year, based on timing of the execution of this Agreement, payment will be made in the later taxable year.  Any reimbursements and in-kind benefits provided under this Agreement will be made or provided in accordance with the requirements of Section 409A.  You will be solely responsible for any tax imposed under Section 409A and in no event will the Company have any liability with respect to any tax, interest or other penalty imposed under Section 409A.

[Signature page follows]

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

You acknowledge that you have fully read, understand, and voluntarily enter into this agreement, had a reasonable amount of time to consider the terms of this Agreement and you sign it with the intent to be legally bound.

Agile Therapeutics, Inc.

By:	/s/ Al Altomari
Name:	Al Altomari
Title:	Chairperson and CEO

By signing below, you represent the following:

I have read this Agreement.  I have been advised by the Company to consult with an attorney of my own choosing during the Forty-Five (45)-day consideration period.  I sign this Agreement freely and voluntarily, without duress or coercion.

_/s/ Jason Butch_________________

Jason Butch

_August 17, 2023________________

Execution Date

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

Attachment A

REAFFIRMATION AGREEMENT

By signing below, Jason Butch, wishing to be legally bound, acknowledges and agrees to the following:

I have confirmed my understanding and agreement to the commitments set forth in the Transition and Separation Agreement and General Release (the “Agreement”) to which this Reaffirmation Agreement is attached.  This page represents my reaffirmation of the commitments and representations set forth in the Agreement as of the date hereof, written below, and I hereby agree that the general release of claims pursuant to Section 5 the Agreement will be extended to cover any Claims (as defined in the Agreement) arising from any act, omission or occurrence occurring up to and including the date hereof.  Accordingly, you acknowledge that Section 14 of the Agreement is incorporated into this Reaffirmation Agreement as if set forth herein and applicable to the additional release of Claims set forth in the preceding sentence.

I ratify and reaffirm the commitments set forth in the Agreement and the release of Claims described in the Agreement as of the date hereof:

By:	/s/ Jason Butch
Name:	Jason Butch
Title:	August 17, 2023

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

Attachment B

Option Summary

[***]

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

Attachment C

PROGRAM ELIGIBILITY FACTORS

The Company informs you that severance pay and other benefits are being offered to eligible employees in accordance with the following:

A.Group Covered/Decisional Unit. The decisional unit is U.S.-based employees employed with the Company (the “Decisional Unit”) effective as of June 15, 2023. Effective June 15, 2023, the Decisional Unit is being downsized due to current operational needs and reorganization of the Company’s finance operations. Employees in the Decisional Unit were selected for termination based on various factors, including position, function, redundancies, cost savings, and/or skill set.

B.Eligibility Factors. Employees selected for termination are eligible for a severance payment and benefits provided that the following conditions are met: (1) the employee is an active, non-temporary, full-time, or part-time Company employee on the United States payroll; (2) the employee’s position was eliminated as a result of the job eliminations in the Decisional Unit, and (3) the employee signs and returns (and does not revoke, if applicable) the Transition and Separation Agreement and General Release (“Agreement”) in the form provided to him or her and within the time permitted, and adheres to all terms and conditions set forth in the Agreement.

C.Applicable Time Limits. Eligible employees 40 years or older have forty-five (45) calendar days to review and consider the Agreement, including all attachments, with an attorney of their choosing, and must sign and return the Agreement within that time period. Eligible employees 40 years or older will have seven (7) days after he or she signs the Agreement to revoke the Agreement by notifying the Company in writing as set forth in the Agreement.

D.Job Title(s) and Age(s) of All Active Employees in the Decisional Unit Eligible for Severance Payments and Other Benefits.

See Attachment C-1.

E.Job Title(s) and Age(s) of All Active Employees in the Decisional Unit Not Eligible for Severance Payments and Other Benefits.

See Attachment C-2.

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

Attachment C-1

Job Title(s) and Age(s) (as of June 15, 2023) of All Active Employees in the Decisional Unit

Eligible for Severance Payments and Other Benefits

Job Title Age

VP, Chief Accounting Officer	[***]
Sr. Manager, FP&A	[***]

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats and private and confidential.

Attachment C-2

Job Title(s) and Age(s) (as of June 15, 2023) of All Active Employees in the Decisional Unit

Not Eligible for Severance Payments and Other Benefits

Job Title Age

SVP & Chief Corporate Planning & Supply Chain Officer	[***]
SVP & General Counsel	[***]
SVP & CMO	[***]
SVP, Chief Commercial Officer	[***]
VP, Policy, Advocacy & Access	[***]
Sr. Director, Marketing	[***]
Sr Product Manager	[***]
Director Business Systems	[***]
Paralegal	[***]
Senior Manager, Investor Relations	[***]
Sr Director Human Resources	[***]
VP, Legal & Chief Compliance Officer	[***]
Sr Director QA	[***]
Senior Accountant & Financial Analyst	[***]
Controller	[***]
Director Pharmacovigilance	[***]
Director Information Technology	[***]
Chairman & CEO	[***]